UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 5, 2025 (November 4, 2025)

SKY QUARRY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42296	84-1803091
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

707 W. 700 South, Suite 1 Woods Cross, UT 84087 (Address of principal executive offices) (zip code)

(424) 394-1090 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SKYQ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 4, 2025, at the Company’s Annual Meeting of Stockholders (“Annual Meeting”), the Company’s stockholders approved an amendment to the certificate of incorporation whereby the authorized shares of common stock will be increased from 100,000,000 shares to 2,000,000,000 shares (See Item 5.07 below).  All other provisions of the certificate of incorporation remain unchanged.  The amendment to the certificate of incorporation was filed with the Secretary of State of the State of Delaware on November 5, 2025, to become effective immediately upon filing.  A copy of the certificate of amendment is attached hereto as Exhibit 3.1.

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on November 4, 2025. As of September 10, 2025, the record date for the Annual Meeting, 23,314,603 shares of common stock were issued and outstanding and entitled to vote. A total of 12,534,781 shares were represented in person or by proxy at the meeting, constituting a quorum.

At the Annual Meeting, the Company’s stockholders voted on the following proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 17, 2025. The final voting results for each proposal are set forth below.

Proposal 1 – Election of Directors

Stockholders elected four directors to serve until the Company’s next annual meeting of stockholders or until their successors are duly elected and qualified. The results of the voting were as follows:

Nominee	Votes For	Withheld	Broker Non-Votes
Marcus Laun	6,261,019	3,422,821	2,850,941
Matthew Flemming	6,272,400	3,411,440	2,850,941
Leo Womack	6,262,393	3,421,447	2,850,941
Todd Palin	6,259,116	3,424,724	2,850,941

Proposal 2 – Amendment to Certificate of Incorporation to Increase Authorized Common Stock

Stockholders approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 2,000,000,000 shares. The results of the voting were as follows:

Votes For:	6,081,162
Votes Against:	511,117
Abstain:	3,333,551
Broker Non-Votes:	2,608,951

Proposal 3 – Authorization for the Board to Effect a Reverse Stock Split

Stockholders approved a proposal authorizing the Company’s Board of Directors, in its discretion, to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio of not less than 1-for-2 and not more than 1-for-25, with the exact ratio to be determined by the Board of Directors on or before April 30, 2027. The results of the voting were as follows:

Votes For:	8,140,937
Votes Against:	1,047,733
Abstain:	3,346,111
Broker Non-Votes:	-0-

Proposal 4 – Amendment to the 2020 Stock Plan

Stockholders approved an amendment to the Company’s 2020 Stock Plan to increase the number of shares of common stock authorized for issuance under the plan from 1,666,667 shares to 4,000,000 shares. The results of the voting were as follows:

Votes For:	5,878,043
Votes Against:	359,121
Abstain:	3,446,675
Broker Non-Votes:	2,850,942

Proposal 5 – Ratification of Appointment of Independent Registered Public Accounting Firm

Stockholders ratified the appointment of Tanner LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The results of the voting were as follows:

1

Votes For:	9,033,571
Votes Against:	125,382
Abstain:	3,375,828
Broker Non-Votes:	-0-

Section 9 – Financial Statements and Exhibits.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

3.1	Certificate of Amendment to Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sky Quarry Inc.

Dated: November 5, 2025	By: /s/Marcus Laun
Name:Marcus Laun
Title:President